                                                 Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-272862) on Form S-3 and (Nos. 333-272863, 333-262455, 333-256355, 333-230134, 333-189782, 333-169548, 333-146443, 333-127225, 333-106561, 333-40032, 333-33713, 333-26099) on Form S-8 of our report dated June 25, 2024, with respect to the financial statements and the supplemental schedule of schedule H, line 4i - schedule of assets (held at end of year) of the WSFS Financial Corporation Section 401(k) Savings and Retirement Plan.
/s/ KPMG LLP
Philadelphia, Pennsylvania
June 25, 2024